EX-99.h.2.i

Exhibit A*

as amended October 31, 2023

Mercer US Large Cap Equity Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer US Small/Mid Cap Equity Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Non-US Core Equity Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Emerging Markets Equity Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Global Low Volatility Equity Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Core Fixed Income Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Opportunistic Fixed Income Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

Mercer Short Duration Fixed Income Fund

Adviser Class Shares: 0.15 of 1%

Class I Shares: 0.15 of 1%

Class Y-2 Shares: 0.15 of 1%

* Class Y-3 Shares do not pay any Shareholder Administrative Services Fees.